Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
International Flavors & Fragrances Inc.
Retirement Investment Fund Plan
521 West 57th Street
New York, NY 10019
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.33-54423) of our report dated June 25, 2009, relating to the financial statements and schedule of the International Flavors & Fragrances Inc. Retirement Investment Fund Plan appearing on this Form 11-K for the year ended December 31, 2008.
/s/ SMOLIN, LUPIN & CO., P.A.

Fairfield, New Jersey
June 25, 2009